Exhibit T3C

REMY INTERNATIONAL, INC.

Issuer

Third-Priority Senior Secured Toggle Notes Due 200[    ]

INDENTURE

Dated as of [            ], 2007

THE BANK OF NEW YORK TRUST COMPANY, N.A.

Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	13.02
(d)	7.06
314(a)	[ ]; [ ];13.02
(b)	11.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	13.04
(d)	11.04
(e)	13.05
(f)	N.A.

315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	13.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	N.A.

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

v

SECTION 13.09.	Governing Law	39

SECTION 13.10.	No Recourse Against Others	39

SECTION 13.11.	Successors	39

SECTION 13.12.	Multiple Originals	39

SECTION 13.13.	Table of Contents; Headings	39

Exhibit 1 – Form of Security

Exhibit 2 – Form of Supplemental Indenture for Future Guarantors

INDENTURE dated as of [            ], 2007, among Remy International, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party hereto and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:

Article 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

[“    ”]

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

[“    ”]

[“    ”]

[“    ”]

[“    ”]

[“    ”]

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Calculation Agent” means a financial institution appointed by the Company to calculate the interest rate payable on the Securities in respect of each Interest Period, which shall initially be the Trustee.

[“    ”]

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

[“    ”]

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral described in the Security Documents.

“Collateral Agent” means the Trustee in its capacity as “Collateral Agent” hereunder and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means the Collateral Agreement, dated as of [            ], 2007, among the Company, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended from time to time in accordance with its terms and this Indenture.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

[“    ”]

[“    ”]

[“    ”]

[“    ”]

“Corporate Trust Office” means the principal corporate trust office of the Trustee at the location which is The Bank of New York Trust Company, N.A., 2 North LaSalle, Suite 1020, Chicago, IL 60602, Attention: Global Corporate Trust, or at such other location as the Trustee may from time to time designate by written notice to the Company.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

[“    ”]

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that is not a Foreign Subsidiary.

[“    ”]

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

[“    ”]

[“    ”]

“First Lien Obligations” means [            ]

[“    ”]

“Foreign Subsidiary” means any Restricted Subsidiary organized in a jurisdiction outside of the United States, its territories and possessions and, for purposes of Section [4.03] and the definition of “Non-Recourse Foreign Subsidiary” only, which does not have any material assets within the United States, its territories or possessions.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Securities” means the global Securities in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit or standard contractual indemnities, in each case in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guaranty Agreement” means a supplemental indenture, in substantially the form included as Exhibit 2 to this Indenture, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

[“    ”]

[“    ”]

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of [            ], 2007, among the Trustee, in its capacity as Collateral Agent, the Company, the Subsidiary Guarantors and [            ], as [            ] Agent, as the same may be amended from time to time in accordance with its terms and this Indenture.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include [            ].

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

[“    ”]

“Issue Date” means the date on which the Securities are originally issued.

[“    ”]

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Moody’s” means Moody’s Investor Services, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, deed to secure debt, assignment of leases and rents, leasehold mortgage, land charge or other security document granting a Lien on any Mortgaged Property to secure the Security Obligations of the Company or the applicable Subsidiary Guarantor. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by the Company or any Subsidiary Guarantor and identified on Schedule [            ] to the Collateral Agreement and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to this Indenture.

[“    ”]

[“    ”]

[“    ”]

[“    ”]

“Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

[“    ”]

[“    ”]

[“    ”]

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

[“    ”]

[“    ”]

[“    ”]

[“    ”]

[“    ”]

[“    ”]

“Registrar” means the Person specified in Section 2.03 hereof as the Registrar with respect to the Securities, and any and all successors thereto appointed as registrar hereunder and having become such pursuant to the applicable provisions of this Indenture.

[“    ”]

[“    ”]

[“    ”]

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

[“    ”]

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Obligations” means [            ].

[“    ”]

[“    ”]

[“    ”]

“Secured Parties” means (a) the Trustee, (b) the Collateral Agent, (c) each Securityholder, (d) the beneficiaries of each indemnification obligation undertaken by the Company or any Subsidiary Guarantor under any Security Document and (e) the successors and assigns of each of the foregoing.

“Securities” means the Securities issued under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the Collateral Agreement, the Mortgages, any agreements pursuant to which assets are added to the Collateral and any other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended.

“Security Obligations” means (a) the due and punctual payment by the Company of (i) the Obligations and (ii) all other monetary obligations of the Company to any Secured Parties, in each case under this Indenture, the Securities and each of the Security Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Company under or pursuant to this Indenture, the Securities and each of the Security Documents and (c) the due and punctual payment and performance of all the obligations of each Subsidiary Guarantor under or pursuant to the Indenture, the Subsidiary Guarantees and each of the Security Documents.

[“    ”]

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Total Assets” means at any time the total consolidated assets (determined in accordance with GAAP) of the Company and the Restricted Subsidiaries, as of the most recent date for which the Company prepares a consolidated balance sheet in the ordinary course of business.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $[            ] or less or (B) if such Subsidiary has assets greater than $[            ], such designation would be permitted under Section [            ].

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional

Indebtedness under paragraph (a) of Section [            ] and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section [            ], whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
[“ ”]	[ ]
“Appendix”	2.01
“Bankruptcy Law”	6.01
[“ ”]	[ ]
“covenant defeasance option”	8.01	(b)
“Custodian”	6.01
“Event of Default”	6.01
“First Lien Obligations”	11.12
“Guaranteed Obligations”	10.01
“Initial Lien”	[ ]
“legal defeasance option”	8.01	(b)
“Notice of Default”	6.01

[“ ”]	[	]
[“ ”]	[	]
[“ ”]	[	]
“Paying Agent”	2.03
[“ ”]	[	]
[“ ”]	[	]
“Registrar”	2.03
“Rule 3-10”	11.01	(b)
“Rule 3-16”	11.01	(b)
[“ ”]	[	]
“Trust Moneys”	12.01	(a)(1)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Securities were originally issued shall refer to [            ], 2007.

Article 2

The Securities

SECTION 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company’s seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $100,000,000 upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. The Company initially appoints [The Depository Trust Company (“DTC”)] to act as Depositary with respect to the Global Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest (for which the Company has elected to pay in cash) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange. (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Securities shall be exchanged by the Company for Definitive Securities if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities and the Company fails to appoint a successor Depository within 90 days after receiving such notice or (B) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depository within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depository shall instruct the Trustee in writing. Global Securities also may be exchanged or replaced, in whole but not in part, as provided in Sections 2.07 and 2.09 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable

Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Securities pursuant to Section 2.06(b)(i).

If any such transfer is effected at a time when a Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Securities to the Persons in whose names such Securities are so registered.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests. A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Global Securities.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser, in which case the replacement Security will cease to be outstanding subject to the provisions of Section 8-405 of the Uniform Commercial Code.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest [            ].

SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.13 Persons Deemed Owners. The Company, the Trustee, and any agent of the Company or the Trustee may treat the Holder of any Security as the absolute owner of such Security for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever whether or not such Security be overdue, and neither the Company, the Trustee, any Paying Agent nor any Security Registrar shall be affected by notice to the contrary. All such payments so made to any Holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

Article 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Securities are then traded or quoted). The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if [            ].

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and [            ].

SECTION 4.02. [SEC] Reports. [Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company shall file with the SEC (subject to the next sentence) and] provide the Trustee and Holders with such annual reports and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be [so filed and] provided at the times specified for the filings of such reports under such Sections, and containing all the information, audit reports and exhibits required for such reports. [If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing.] [The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason,] the Company shall post the reports specified in the preceding sentence on Intra-Links (for restricted holders) within the time periods that would apply if the Company were required to file those reports with the SEC.

[In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.] The Company also shall comply with the other provisions of TIA § 314(a).

SECTION 4.03. [            ].

SECTION 4.04. [            ].

SECTION 4.05. [            ].

SECTION 4.06. [            ].

SECTION 4.07. [            ].

SECTION 4.08. [            ].

SECTION 4.09. [            ].

SECTION 4.10. [            ].

SECTION 4.11. [            ].

SECTION 4.12. [            ].

SECTION 4.13. Impairment of Security Interest. The Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Securities, and the Company shall not, and shall not permit any of its Restricted Subsidiaries to, grant any interest whatsoever in any of the Collateral, other than with respect to Indebtedness incurred pursuant to Section [            ].

SECTION 4.14. Amendment to Security Documents. The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Securities in any material respect, except as permitted under Article 9 and Article 11 of this Indenture.

SECTION 4.15. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 4.16. Further Instruments and Acts. (a) Upon request of the Trustee or the Collateral Agent, the Company will, and will cause each Restricted Subsidiary to, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture, including the execution of any and all further documents, financing statements, agreements and instruments, and the taking of all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, to maintain the perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Company. The Company also agrees to provide (or cause to be provided) to the Trustee or the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Trustee and the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) On or before the Issue Date, the Company will deliver or cause to be delivered to the Collateral Agent a pledge and security agreement with respect to the pledge of 65% of the equity interests of its foreign Subsidiaries, duly executed by the Company, as pledgor, and including all necessary endorsements thereon, together with opinions of counsel qualified under the relevant jurisdictions of organization of the pledged entities to the effect that such pledge and security agreement creates in favor of the Collateral Agent for the benefit of the Trustee and the Holders a valid and enforceable security interest in the equity interests pledged thereby.

(c) In the event that the Company or any Restricted Subsidiary is required to secure the Securities pursuant to Section [            ], the Company or such Restricted Subsidiary shall grant a Lien (subject, if applicable, to the terms of the Intercreditor Agreement) in favor of the Trustee (or the Collateral Agent on its behalf) and the Holders of the Securities upon the relevant property as security for the Security Obligations by (i) executing Security Documents that grant the Trustee (or the Collateral Agent on its behalf) a Lien upon such property for the benefit of the Holders upon substantially the same terms as those that create the Initial Lien, but subject to the Intercreditor Agreement, and (ii) taking all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee may reasonably request to create and perfect such Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Trustee and the Collateral Agent in connection therewith. To the extent the relevant property consists of real property, the Company or the applicable Restricted Subsidiary will use reasonable best efforts to deliver to the Collateral Agent, for the benefit of the Trustee and the Holders, and addressed to the Trustee or the Collateral Agent, as applicable, the following, but only to the extent that the following documents are required to be delivered to the Credit Agent:

(1) a fully executed, acknowledged, and recorded Mortgage similar to that provided for the benefit of the Credit Agent except that such mortgage or deed of trust shall be subject to the terms of the Intercreditor Agreement;

(2) an opinion of local counsel in a form substantially similar to the opinion provided for the benefit of the Credit Agent, or otherwise reasonably acceptable to the Trustee;

(3) a fully-paid title insurance policy in a form substantially similar to the title insurance policy delivered to the Credit Agent (including such endorsements as the Credit Agent obtained in its title insurance policy) with no exceptions other than (i) Specified Permitted Liens and exceptions included under the title insurance policy in favor of the Credit Agent, (ii) the Credit Agent’s existing Lien on such property and (iii) other changes reasonably acceptable to the Trustee; and

(4) the most recent survey of each property together with either (i) an updated survey certification from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Subsidiary Guarantors stating that there has been no change, other than, in each case, changes reasonably acceptable to the Trustee, in the facts depicted in the survey, in each case, in forms substantially similar to those delivered to the Credit Agent.

The Company shall provide each of the foregoing described in clauses (1) through (4) above at its own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee and the Collateral Agent in connection with each of the foregoing.

SECTION 4.17. [            ].

Article 5

Successor Company

SECTION 5.01. [            ].

Article 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of [30] days;

(2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (B) fails to purchase Securities when required pursuant to this Indenture or the Securities;

(3) the Company fails to comply with Section [5.01];

(4) the Company fails to comply with Sections [            ] of Article 4 (other than a failure to [            ]) and such failure continues for 30 days after the notice specified below;

(5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities, this Indenture or the Security Documents (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

(6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $[            ] million, or its U.S. Dollar Equivalent at the time;

(7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9) any judgment or decree for the payment of money in excess of $[            ] million or its U.S. Dollar Equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;

(10) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or

(11) any security interest granted under the Security Documents shall, at any time, fail or cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, or any security interest created or purported to be created thereunder shall be declared invalid or unenforceable or the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the Holders of at least [            ]% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least [            ]% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of [            ] in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration, and the Company has paid or deposited with the Trustee a sum sufficient to pay in Dollars all overdue installments of interest on all Securities, the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor by the terms of the Securities, to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities, and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of [            ] in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by [            ]. The Holders of [            ] in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least [            ]% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee does not comply with the request within [            ] days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such [            ]-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. Subject to the terms of the Intercreditor Agreement, the Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than [            ]% in principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default, of which the Trustee has or is deemed to have notice, has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution of the Board of Directors, certificate, statement, instrument, opinion, report, notice, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written request or order and any resolution of a Board of Directors shall be sufficiently evidenced by a Board Resolution;

(h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and an Opinion of Counsel;

(i) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders of Securities shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(j) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(k) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a trust officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(m) the rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its respective capacities hereunder, as Collateral Agent and each other agent, custodian and other Person employed to act hereunder.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each [            ] beginning with the [            ] following the date of this Indenture, and in any event prior to [            ] in each year, the Trustee shall mail to each Securityholder a brief report dated as of [            ] that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall agree. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unnecessarily withheld.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. Amounts payable to the Trustee in any of its capacities hereunder shall not be subject to the Intercreditor Agreement.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of [            ] in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of [            ] in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within [60] days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of [            ]% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections [            ] of Article 4 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to [Significant Subsidiaries]) and the limitations contained in Section [            ] (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section [            ]. If the Company exercises its legal defeasance option or its covenant defeasance option, the Company and each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to the Security Documents and, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, Article 7 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Article 7 and Sections 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

Amendments

SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents, the Intercreditor Agreement or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with [            ];

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add Guarantees with respect to the Securities, including any Subsidiary Guarantees, or to secure the Securities;

(5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(6) to make any change that does not adversely affect the rights of any Holders of the Securities;

(7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(8) to make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer Securities; or

(9) in the case of the Security Documents, to give effect to the provisions of the Intercreditor Agreement (or any replacement intercreditor agreement) or to release Collateral permitted by the other provisions of this Indenture.

[In addition, notwithstanding Section 9.02, without the consent of any Holder, any amendment, waiver or consent agreed to by the Credit Agent or the holders of First Lien Obligations (or Second Lien Obligations if the First Lien Obligations have been paid in full) under any provision of any of the security documents granting the first-priority Lien (or Second-Priority Lien if the First Lien Obligations have been paid in full) on any Collateral to secure the First Lien Obligations (or Second Lien Obligations if the First Lien Obligations have been paid in full) will automatically apply to the comparable provision of the comparable Security Document entered into in connection with the Securities; provided, however, that, if any such amendment, waiver or consent could reasonably be expected to be adverse to the Holders or the interest of the Holders in the Collateral, such amendment, waiver or consent will not be applicable to the Security Documents entered into in connection with the Securities as provided above unless First Lien Obligations (or Second Lien Obligations if the First Lien Obligations have been paid in full) (in each case, including commitments in respect thereof to the extent that such commitments are subject only to reasonable and customary funding conditions and are then available to be funded at the election of the Company) of no less than an aggregate $[            ] million secured by the first-priority Liens and second-priority liens on the Collateral are then outstanding. Notwithstanding the foregoing, no such amendment, waiver or consent may have the effect of releasing any Collateral, except to the extent described in Section 11.03.]

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents, the Securities or the Intercreditor Agreement without notice to any Securityholder but with the written consent of the Holders of at least [            ] in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities), and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least [            ] in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the Stated Maturity of any Security;

(4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed pursuant to Article 3 hereto or paragraph 5 of the Securities;

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

(8) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

(9) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Securityholders; or

(10) make any change in any Security Document or the provisions in the Indenture dealing with Security Documents or the application of Trust proceeds of the Collateral that would adversely affect the Holders.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than [            ] days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 10

Subsidiary Guarantees

SECTION 10.01. Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, the Security Documents or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary;

(2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(4) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to Section [            ], and the Company provides an Officer’s Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released; or

(5) upon defeasance of the Securities or discharge of this Indenture pursuant to Article 8 or if the Company’s obligations under this Indenture are discharged in accordance with the terms herein;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Restricted Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section [            ]. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Article 11

Security Documents

SECTION 11.01. Collateral and Security Documents. (a) The due and punctual payment of the principal of and interest (including [            ], if any) on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (including [            ], if any) on the Securities and performance of all other Security Obligations of the Company and the Subsidiary Guarantors to the Securityholders, the Trustee or the Collateral Agent under this Indenture, the Securities and the Security Documents, according to the terms hereunder or thereunder, are secured as provided in the Security Documents, which define the terms of the Liens that secure the Security Obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Trustee or the Collateral Agent, as the case may be, holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the

Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Security Obligations of the Company and the Subsidiary Guarantors hereunder, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Collateral Agent for the benefit of the Trustee and the Holders, third in priority to any and all security interests at any time granted in the Collateral to secure the First Lien Obligations and Second Lien Obligations.

(b) Notwithstanding the foregoing, (i) the Capital Stock and securities of the Subsidiaries will constitute Collateral only to the extent that such Capital Stock and securities can secure the Securities without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-10” and “Rule 3-16,” respectively) (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency);

(ii) in the event that either Rule 3-10 or Rule 3-16 requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock and securities secure the Securities, the performance of Security Obligations of the Company or any Subsidiary Guarantee, then the Capital Stock and securities of such Subsidiary shall automatically be deemed not to be part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder of the Securities, to the extent necessary to release the third-priority security interests on the shares of Capital Stock and securities that are so deemed to no longer constitute part of the Collateral; and

(iii) in the event that either Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and securities to secure the Securities in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and securities of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder of the Securities, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities.

(2) Recordings and Opinions. The Company will comply with the provisions of TIA § 314(b) and (d).

SECTION 11.02. Recordings and Opinions. (a) The Company and the Subsidiary Guarantors shall furnish to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) on or before the time of posting [filing] of the Company’s annual report on Form 10-K on Intra-Links [with the SEC] with respect to the preceding fiscal year an officer’s certificate:

(1) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of this Indenture, the Security Documents and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of this Indenture or any Security Documents in the Collateral, and that all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents with respect to such Lien; or

(2) to the effect that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien; provided, however, that certificates delivered in compliance with Section [            ] of the Collateral Agreement shall be deemed to satisfy the obligations of this Section 11.02 for the applicable year.

SECTION 11.03. Release of Collateral. (a) Subject to subsections (b) and (c) of this Section 11.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Upon the request of the Company pursuant to an Officer’s Certificate certifying that all conditions precedent hereunder have been met, the Company and the Subsidiary Guarantors will be entitled to a release of assets included in the Collateral from the Liens securing the Securities, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:

(1) if all other Liens on such assets securing First Lien Obligations and Second Lien Obligations (including all commitments to lend which would constitute First Lien Obligations or Second Lien Obligations) are released and, after giving effect to the release, [            ] of at least $[            ] million remains outstanding; provided, however, that if the Company subsequently incurs Obligations under a new commitment or other First Lien Obligations or Second Lien Obligations that are secured by liens on assets of the Company and the Guarantors of the type constituting Collateral and do not constitute Permitted Liens (excluding for this purpose Permitted Liens under clause (7) thereof), then the Securities will be secured at such time by a third-priority Lien on the Collateral securing such commitment or First Lien Obligations or Second Lien Obligations to the same extent provided by the Security Documents on the terms and conditions of the security documents relating to the new commitment or such other First Lien Obligations or Second Lien Obligations, with the third-priority Lien held either by the administrative agent under such new commitment or by a collateral agent designated by the Company to hold the third-priority Liens for the benefit of the Holders of the Securities and subject to an intercreditor agreement that provides the administrative agent under such commitment substantially the same rights and powers as afforded under the Security Documents and the Intercreditor Agreement;

(2) to enable the Company or any Restricted Subsidiary to sell, exchange or otherwise dispose of any of the Collateral as permitted under Section [            ];

(3) if any Subsidiary that is a Subsidiary Guarantor is released from its Subsidiary Guarantee in accordance with this Indenture, to enable such Subsidiary to release its assets from the Collateral;

(4) pursuant to an amendment or waiver in accordance with Article 9 of this Indenture; or

(5) upon discharge of this Indenture pursuant to Section 8.01(a) or upon legal defeasance or covenant defeasance under Section 8.02(b).

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

(b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents unless the Officers’ Certificate required by this Section 11.03, dated not more than five days prior to the date of the application for such release, has been delivered to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent).

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if not then the Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

SECTION 11.04. Permitted Releases Not To Impair Lien; Trust Indenture Act Requirements. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to be in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 11. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this Article 11 will not be deemed for any purpose to be in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien hereof and of the Security Documents, to be complied with. Any certificate or opinion required by § 314(d) of the TIA may be made by an officer of the Company, except in cases which § 314(d) of the TIA requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 11.05. Certificates of the Trustee. In the event that the Company wishes to release Collateral in accordance with this Indenture and the Security Documents at a time when the Trustee is not itself also the Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents and Section 11.03 hereof, the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release and, based on such determination, will deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 11.06. Suits To Protect the Collateral. Subject to the provisions of Article 7 hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Security Obligations of the Company hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.07. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.08. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Subsidiary Guarantor to make any such sale or other transfer.

SECTION 11.09. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.10. Release Upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee, in form and substance acceptable to it, an Officers’ Certificate certifying that all the obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by complying with the provisions of Article 8 and Section 7.07 or by the payment in full of the Company’s obligations under the Securities, this Indenture and the Security Documents, and all such obligations have been so satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 11.11. Collateral Agent. (a) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(b) The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

[(c) If the Company (i) Incurs First Lien Obligations or Second Lien Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations or Second Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations or Second Lien Obligations so Incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.]

The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of any grantor to the Collateral, the security afforded by this Indenture or any other Security Document, the validity, execution, enforceability, genuineness, legality or sufficiency of this Indenture or any other Security Document, the validity, perfection or priority of any Lien under any Security Document, the sufficiency of the security for or the collectibility of the Security Obligations, or the recording, filing or refiling of any financing statement; and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to any grantor or to the Secured Creditors as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it.

SECTION 11.12. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term “First Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent and the Credit Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Obligations pursuant to the Credit Agreement as in effect on the Issue Date as “First Lien Obligations.”

Article 12

Application of Trust Moneys

SECTION 12.01. “Trust Moneys” Defined. All cash or cash equivalents received by the Trustee or the Collateral Agent on behalf of the Trustee, in each case, consistent with and not in contravention of the Intercreditor Agreement:

(1) upon the release of Collateral from the Lien of this Indenture and the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations;

(2) as compensation for, or proceeds of sale of, any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of;

(3) as proceeds of insurance upon any part of the Collateral (other than any liability insurance proceeds payable to the Trustee or the Collateral Agent for any loss, liability or expense incurred by it); or

(4) for application under this Article as elsewhere provided in this Indenture or any Security Document, or whose disposition is not elsewhere specifically provided for herein or in any Security Document.

(all such moneys being herein sometimes called “Trust Moneys”), shall be held by the Trustee (or the Collateral Agent as the agent of the Trustee) for the benefit of the Holders of Securities as a part of the Collateral, shall be held in United States dollars or U.S. dollar denominated obligations, and, upon any entry upon or sale of the Collateral or any part thereof pursuant to Article 6 hereof or the Security Documents, in each case, subject to the Intercreditor Agreement, said Trust Moneys shall be applied, subject to the Intercreditor Agreement, in accordance with Section [            ] of the Collateral Agreement; but, prior to any such entry or sale, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee or the Collateral Agent, as appropriate, from time to time as provided in Sections 12.02 to 12.05, inclusive, and may be applied by the Trustee as provided in Section 12.07(b).

SECTION 12.02. Retirement of Securities. Subject to the terms of the Intercreditor Agreement, the Trustee shall, or shall direct, as appropriate, the Collateral Agent to deliver to the Trustee Trust Moneys and to apply such Trust Moneys from time to time to the payment of the principal of and interest on any Securities, at final maturity or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including pursuant to a redemption under Article 3 or a required purchase pursuant to Section [            ], as the Company shall request, upon receipt by the Trustee of the following:

(1) a resolution of the Board of Directors directing the application pursuant to this Section of a specified amount of Trust Moneys (denominated in U.S. dollars) and in case any such moneys are to be applied to payment, designating any Securities so to be paid and, in case any such moneys are to be applied to the purchase of any Securities, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of any Securities to be purchased and any other provisions of this Indenture governing such purchase;

(2) additional cash (denominated in U.S. dollars) to the extent necessary to fund the entire payment amount or purchase price, which cash shall be held by the Trustee in trust for such purpose;

(3) an Officers’ Certificate, dated not more than five days prior to the date of the relevant application, stating

(A) that no Default exists; and

(B) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

(4) an Opinion of Counsel stating that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys available therefor as directed and specified by such resolution, up to, but not exceeding, the principal amount of the Securities to be so paid, redeemed or purchased.

A resolution of the Board of Directors expressed to be irrevocable directing the application of Trust Moneys under this Section to the payment of the principal of particular Securities shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any cash deposited with the Trustee pursuant to subsection (2) of this Section shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

SECTION 12.03. Withdrawals of Insurance Proceeds and Condemnation Awards. (a) To the extent that any Trust Moneys consist of either (i) the proceeds of insurance upon any part of the Collateral or (ii) any award for or the proceeds from any of the Collateral being taken by eminent domain, expropriation or other similar governmental taking or a requisition for title or sold pursuant to the exercise by any governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company or the applicable Subsidiary Guarantor and shall be paid by the Trustee upon a request by the Company to the Trustee by the proper officer or officers of the Company or the applicable Subsidiary Guarantor to reimburse the Company or the applicable Subsidiary Guarantor for expenditures made, or to pay costs incurred, by the Company or the applicable Subsidiary Guarantor to repair, rebuild or replace the property destroyed, damaged or taken upon receipt by the Trustee of an Officers’ Certificate dated not more than 10 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, setting forth:

(1) that expenditures have been made, or costs incurred, or will be incurred simultaneous with such withdrawal of Trust Moneys, by the Company or the applicable Subsidiary Guarantor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described;

(2) that no part of such expenditures, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 12.03;

(3) that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee or the Collateral Agent, as appropriate, under the Security Documents or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Trustee or the Collateral Agent, as appropriate, under the Security Documents, as the case may be; and

(4) that no Default or Event of Default shall have occurred and be continuing.

(b) To the extent applicable, in connection with any withdraw of Trust Moneys pursuant to Section 12.03(a), the Company and each obligor shall cause § 314 of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by § 314 of the TIA may be made by an officer of the Company, except in cases in which the TIA requires that such certificate or opinion be made by an independent person.

(c) Upon compliance with the foregoing provisions of this Section, the Trustee shall pay on Company request an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers’ Certificate required by paragraph (A) of subsection (1) of this Section 12.03. Subject to the Intercreditor Agreement, unless the Collateral Agent and Trustee shall otherwise agree, all insurance relating to the Collateral must name the Collateral Agent and Trustee as an insured, but without liability for premiums, calls or assessments, and all amounts of whatsoever nature payable under any insurance (to the extent covering the Collateral) must be payable to the Collateral Agent and Trustee for distribution, first to itself on account of actual out of pocket expenses and thereafter to the Company or the relevant Subsidiary Guarantor, as owner of such Collateral or others as their interests may appear. All amounts payable under any insurance with respect to Collateral involving any damage to Collateral not constituting an actual or constructive or an agreed or compromised total loss, the insurers may pay directly for the repair, salvage or other charges involved or, if the Company or the relevant Subsidiary Guarantor shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Company or the relevant Subsidiary Guarantor as reimbursement therefor. Subject to the Intercreditor Agreement, all payments of insurance in respect of Collateral shall be made to the Collateral Agent and the Trustee if an Event of Default shall have occurred or any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

SECTION 12.04. Powers Exercisable Notwithstanding Event of Default. Subject to the Intercreditor Agreement, in case an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Collateral (other than cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents), may do any of the things enumerated in Sections 12.02 and 12.03 if the Trustee in its discretion, or the Holders of a majority in aggregate principal amount of the outstanding Securities, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section 12.04 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or 6.01(2).

SECTION 12.05. Powers Exercisable by Trustee or Receiver. Subject to the Intercreditor Agreement, in case the Collateral (other than any cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee or the Collateral Agent hereunder or under the Security Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 12 conferred upon the Company and the Subsidiary Guarantors with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers’ Certificate required by this Article 12. If the Trustee or the Collateral Agent shall be in possession of any of the Collateral hereunder or under the Security Documents, such powers may be exercised by the Trustee or the Collateral Agent, as applicable, in its sole discretion.

SECTION 12.06. Disposition of Securities Retired. All Securities received by the Trustee and for whose purchase Trust Moneys are applied under this Article 12, if not otherwise canceled, shall be promptly canceled and destroyed by the Trustee. Upon destruction of any Securities, the Trustee shall issue a certificate of destruction to the Company.

SECTION 12.07. Investment and Use of Trust Moneys. (a) Subject to the Intercreditor Agreement, all or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Securities) or by the Collateral Agent on behalf of the Trustee, shall from time to time at the direction of the Company be invested or reinvested in Temporary Cash Investments. Unless a Default occurs and is continuing, any interest on such Temporary Cash Investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee or the Collateral Agent, as appropriate, shall be paid periodically to the Company. Such Temporary Cash Investments shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such cash equivalents. The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.07.

(b) If the Company or any Subsidiary Guarantor shall fail to perform any of its covenants in this Indenture or under any Security Document, the Trustee may (but shall not be required to) direct the Collateral Agent to, at any time and from time to time, use, apply and advance any Trust Moneys held by it under this Article 12 or make advances to effect performance of any such covenant on behalf of the Company or such Subsidiary Guarantor as contemplated by this Indenture or the Security Documents; provided, however, that the Trustee or the Collateral Agent, as appropriate, shall not be required to make any such advances from its own funds; provided further, however, that all moneys so used or advanced by the Trustee, together (in the case of funds advanced by the Trustee) with interest at the rate borne by the Securities shall be repaid by the Company or the applicable Subsidiary Guarantor upon demand and such advances shall be secured under the Security Documents prior to the Securities. For repayment of all such advances the Trustee shall have the right to use and apply any Trust Moneys at any time held by it under Article 12, but no such use of Trust Moneys or advance shall relieve the Company or such Subsidiary Guarantor from any Default.

Article 13

Miscellaneous

SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person, or sent by registered or certified mail, by air courier guaranteeing overnight delivery or by fax (promptly confirmed by telephone) and addressed as follows:

if to the Company or any Subsidiary Guarantor:

REMY INTERNATIONAL, INC.

________________________

________________________

Attention:_________________

Phone:___________________

Fax:_____________________

with a copy to:

________________________

________________________

________________________

________________________

if to the Trustee:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

2 North LaSalle, Suite 1020

Chicago, IL 60602

Attn: Global Corporate Trust

Fax: (312) 827- ____

The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so given within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.09. Governing Law. This Indenture, the Security Documents and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

REMY INTERNATIONAL, INC.

By
Name:
Title:

[GUARANTOR SUBSIDIARIES]

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By
Name:
Title:

EXHIBIT 1

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[ADDRESS 3(a)9 EXEMPTION AND RESALES, CONFIRM SECURITIES SURRENDERED IN EXCHANGE WERE REGISTERED, CONFIRM NUMBER OF PERSONS INVOLVED SUFFICIENT TO CATEGORIZE EXCHANGE AS PUBLIC, NOTE RESALE RESTRICTIONS ON AFFILIATES AND RELATED MATTERS.]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit 1 – Page 1

No. [ ]	$

Third-Priority Senior Secured Toggle Notes Due 200[    ]

Remy International, Inc., a Delaware corporation, promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars on [            ].

Interest Payment Dates: [            ] and [            ].

Record Dates: [            ].

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

SIGNATURE PAGE FOLLOWS

Exhibit 1 – Page 2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

REMY INTERNATIONAL, INC.

by
Name:
Title:

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

]

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by
Authorized Signatory

Exhibit 1 – Page 3

[FORM OF REVERSE SIDE OF SECURITY]

Second-Priority Senior Secured Toggle Notes Due 200[    ]

1.	Interest

Remy International, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at a rate per annum, equal to [            ]. The Company will pay interest semi-annually in arrears to the holders of record of the Securities on [            ] and [            ] of each year, commencing [            ], 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [            ], 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. [            ]. The Company will pay interest on overdue principal at the rate borne by this Security plus [            ]% per annum, and [            ].

The interest rate on the Securities shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will, upon the request of any holder of Securities, provide the interest rate then in effect with respect to the Securities. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company, the Subsidiary Guarantors and the holders of the Securities.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the [            ] or [            ] next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest, for which the Company has elected to pay in cash, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Cash payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all cash payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that cash payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of [            ], 2007 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are secured obligations of the Company. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments

Exhibit 1 – Page 4

of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in sale/leaseback transactions; amend the Security Documents relating to the Collateral; and materially impair the security interest in the Collateral. These covenants are subject to important exceptions and qualifications contained in the Indenture.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after [            ], 200[    ], the Company shall be entitled at its option on one or more occasions to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on [            ] of the years set forth below:

Period	Redemption Price
%
%
%
%
%

Notwithstanding the foregoing, the Company may at any time and from time to time purchase Securities in the open market or otherwise.

6.	Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	[ ]

8.	Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.	Security

The Securities will be secured by a third-priority security interest (subject to Permitted Liens) in the Collateral. The Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may

Exhibit 1 – Page 5

be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and the Subsidiary Guarantors’ obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents, the Intercreditor Agreement and the Securities may be amended with the written consent of the Holders of [            ] in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of [            ] in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Security Documents, the Intercreditor Agreement or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article [            ] of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.

15.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for [30] days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $[            ] million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $[            ] million; (g) certain defaults with respect to Subsidiary Guarantees; and (h)

Exhibit 1 – Page 6

certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least [            ]% in principal amount of the Securities may declare all the Securities to be due and payable immediately, subject to certain conditions set forth in the Indenture. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of [            ] in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Remy International, Inc.

__________________

__________________

Attention:___________

Exhibit 1 – Page 7

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint[ ] agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

(1)	☐

(2)	☐

(3)	☐

1

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

2

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

[        ]

1

EXHIBIT 2

[FORM OF SUPPLEMENTAL INDENTURE TO BE

DELIVERED BY ADDITIONAL SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ] among [            ] (the “Additional Subsidiary Guarantor”), a [            ] corporation and a subsidiary of Remy International, Inc., a Delaware corporation (or its permitted successor) (the “Company”), the other Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A., a national banking association, as Trustee under the Indenture (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of [            ], 2007, providing for the issuance of Third-Priority Senior Secured Toggle Notes Due 200[    ] (the “Securities”);

WHEREAS [Section [            ]/[Section [            ]] of the Indenture provides that under certain circumstances the Company will cause the Additional Subsidiary Guarantor to execute and deliver to the Trustee a Guaranty Agreement pursuant to which the Additional Subsidiary Guarantor will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of the Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Subsidiary Guarantor, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guarantees. [a] The Additional Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s and Subsidiary Guarantors’ obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture (including Article 11).

[(b) If, in connection with any payment made under or with respect to the Subsidiary Guarantee of the Additional Subsidiary Guarantor, the Additional Subsidiary Guarantor is required to withhold or deduct any amount for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of the government of [            ]1 or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which the Additional Subsidiary Guarantor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), such Additional Subsidiary Guarantor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder which is subject to Taxes by reason of its being connected with the Relevant Taxing Jurisdiction (other than by the mere ownership or holding of Securities outside [            ]2 or the receipt of payments in respect of the Subsidiary Guarantee of the Additional Subsidiary Guarantor.

(c) Upon request, the Additional Subsidiary Guarantor shall provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.]3

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions

Exhibit 2 – Page 1

thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

[1]	Provide applicable jurisdiction of incorporation or organization.

[2]	Provide applicable jurisdiction of incorporation or organization.

[3]	Include if the Additional Subsidiary Guarantor is incorporated or organized under the laws of a jurisdiction outside the United States of America.

Exhibit 2 – Page 2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

REMY INTERNATIONAL, INC.

by
Name:
Title:

[SUBSIDIARY GUARANTORS],

by
Name:
Title:

[ADDITIONAL SUBSIDIARY GUARANTOR],

by
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

by
Name:
Title:

Exhibit 2 – Page 3